UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2012

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada M5J 2T3

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2012, the Board of Directors of McEwen Mining Inc. (the “Company”) approved the adoption of Amended and Restated Bylaws for the Company, effective immediately.  A copy of the Amended and Restated Bylaws is attached to this report as Exhibit 3.2.

Among other changes, the Amended and Restated Bylaws (i) describe the procedures by which shareholders of the Company can propose business to be conducted at shareholders’ meetings and make nominations of persons for election to the Board, (ii) allows additional flexibility in fixing the record dates for meeting of shareholders, and (iii) provides additional flexibility in the time for providing notice of shareholders’ meetings.  The changes are designed primarily to conform certain provisions of the Bylaws with provisions of applicable law.

Item 8.01               Other Events

Also on March 8, 2012, the Board of Directors approved a revised form of Indemnification Agreement for the senior officers and directors of the Company.  A copy of the revised form of Indemnification Agreement is attached to this report as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits.

(d)                Exhibits. The following exhibits are filed with this report:

3.2           Amended and Restated Bylaws of McEwen Mining Inc. dated March 8, 2012.

10.1         Form of Indemnity Agreement for directors and certain senior officers of McEwen Mining Inc.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: March 12, 2012	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

3.2	Amended and Restated Bylaws of McEwen Mining Inc. dated March 8, 2012.

10.1	Form of Indemnity Agreement for directors and certain senior officers of McEwen Mining Inc.